
<ARTICLE> UT
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE TAMPA
ELECTRIC COMPANY BALANCE SHEETS, STATEMENTS OF INCOME AND STATEMENTS OF CASH
FLOWS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<CIK> 0000096271
<NAME> TAMPA ELECTRIC COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                        2,745
<OTHER-PROPERTY-AND-INVEST>                          8
<TOTAL-CURRENT-ASSETS>                             306
<TOTAL-DEFERRED-CHARGES>                           264
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                                   3,323
<COMMON>                                           119
<CAPITAL-SURPLUS-PAID-IN>                          924
<RETAINED-EARNINGS>                                284
<TOTAL-COMMON-STOCKHOLDERS-EQ>                   1,327
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                               690
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                     271
<LONG-TERM-DEBT-CURRENT-PORT>                       85
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                     950
<TOT-CAPITALIZATION-AND-LIAB>                    3,323
<GROSS-OPERATING-REVENUE>                        1,459<F1>
<INCOME-TAX-EXPENSE>                                82
<OTHER-OPERATING-EXPENSES>                       1,144
<TOTAL-OPERATING-EXPENSES>                       1,144
<OPERATING-INCOME-LOSS>                            233<F2>
<OTHER-INCOME-NET>                                (11)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                     222
<TOTAL-INTEREST-EXPENSE>                            77<F4>
<NET-INCOME>                                       145
<PREFERRED-STOCK-DIVIDENDS>                          0
<EARNINGS-AVAILABLE-FOR-COMM>                      145
<COMMON-STOCK-DIVIDENDS>                           150
<TOTAL-INTEREST-ON-BONDS>                           43
<CASH-FLOW-OPERATIONS>                             275
<EPS-BASIC>                                        .00
<EPS-DILUTED>                                      .00

<F1>Revenues are after $11.9 million of deferred revenues at Tampa Electric, and includes a $7.9 million pretax benefit of deferred revenues recognized related to the charge for tax settlements under the then current regulatory agreement.
<F2>Includes a $7.9 million pretax benefit of deferred revenues recognized related to the charge for tax settlements under the then current regulatory agreement.
<F3>Other income, net includes $13.5 million to recognize certain charges that were unusual and nonrecurring in nature at Tampa Electric.
<F4>Interest expense includes $12.7 million of interest expense related to certain income tax settlements that were unusual and non recurring in nature.

